Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

Buckeye Partners, L.P.

One Greenway Plaza

Suite 600

Houston, Texas 77046

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), as follows:

1. This Subscription Agreement, including the Terms and Conditions for Purchase of LP Units attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between the Partnership and the Investor.

2. The Partnership represents and warrants that it has authorized the sale and issuance to certain investors of up to an aggregate of             (    ,    ,    ) units representing limited partnership interests in the Partnership (the “LP Units”), for a purchase price of $            per LP Unit (the “Purchase Price”).

3. The Partnership represents and warrants that the offering and sale of the LP Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (Registration No. 333-178160) (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the LP Units and the terms of the Offering, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Partnership, the LP Units and terms of the Offering that have been or will be (i) filed with the Commission, and (ii) delivered to the Investor (or made available to the Investor by the filing by the Partnership of an electronic version thereof with the Commission).

4. The Partnership and the Investor agree that the Investor will purchase from the Partnership and the Partnership will issue and sell to the Investor the LP Units set forth below for the aggregate purchase price set forth below. The LP Units shall be purchased pursuant to the Terms and Conditions for Purchase of LP Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus Supplement and that there is no minimum offering amount.

5. The Investor represents that, except as set forth below, (a) it has had no material relationship (exclusive of any investments by the Investor in the Partnership’s securities) within the past three years with the Partnership or persons known to it to be affiliates of the Partnership and (b) it is not a FINRA member or an Associated Person of a FINRA member (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing. Exceptions:

The representations above are made to the knowledge of the signatory below. (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

6. The Investor represents that it has received (or otherwise had made available to it by the filing by the Partnership of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Partnership’s Registration Statement, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Filed Documents”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement by the Investor to the Partnership, the Investor will receive certain additional information regarding the Partnership and the Offering, including pricing information (the “Offering Information” and, collectively with the Filed Documents, the “Disclosure Package”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications, including any live, confidential management presentation.

7. No offer by the Investor to buy LP Units will be accepted and no part of the Purchase Price will be delivered to the Partnership until the Investor has received the Offering Information and the Partnership has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Partnership (or any of the Placement Agents on behalf of the Partnership) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Partnership.

[Remainder of Page Left Blank Intentionally. Signature Page Follows.]

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Number of LP Units:

Purchase Price Per LP Unit: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 2012

INVESTOR

By:
Print Name:
Title:
Address:

E-mail:
Phone:

Agreed and Accepted this day of , 2012:

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

By:
Name:
Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF LP UNITS

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Partnership has authorized the sale of the LP Units.

2. Agreement to Sell and Purchase the LP Units; Placement Agents.

2.1 At the Closing (as defined in Section 3.1), the Partnership will sell to the Investor, and the Investor will purchase from the Partnership, upon the terms and conditions set forth herein, the number of LP Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of LP Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Partnership proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of LP Units to them. The Investor and the Other Investors, if any, are hereinafter collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Partnership has agreed to pay the Placement Agents a fee (the “Placement Fee”) in respect of the sale of LP Units to the Investor.

2.4 Except for the Offering Information, the Partnership confirms that neither it nor any other person acting on its behalf has provided the Investor or any Other Investor or its respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Partnership understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Partnership.

3. Closings and Delivery of the LP Units and Funds.

3.1 Closing. The completion of the purchase and sale of the LP Units (the “Closing”) shall occur, in accordance with Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, and unless otherwise agreed upon by the Partnership and Barclays Capital Inc. (the “Lead Placement Agent”), at Vinson & Elkins L.L.P., 666 Fifth Avenue, 25th Floor, New York, New York at 10:00 am Eastern time on Tuesday, February 14, 2012 (the “Closing Date”). At the Closing, (a) the Partnership shall cause to be delivered to the Investor the number of LP Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the LP Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Partnership.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Partnership’s Obligations. The Partnership’s obligation to issue and sell the LP Units to the Investor shall be subject to: (i) the delivery by the Investor, in accordance with the provisions of this Agreement, of the purchase price for the LP Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor in this Agreement to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the LP Units will be subject to (i) the delivery by the Partnership of the LP Units in accordance with the provisions of this Agreement, (ii) the accuracy of the representations and warranties made by the Partnership and the fulfillment of those undertakings of the Partnership to be fulfilled prior to the Closing Date, in each case as contained in this Agreement, and (iii) the condition that the Lead Placement Agent shall not have: (x) terminated the Placement Agency Agreement, dated February 9, 2012 (the “Placement Agreement”) pursuant to the terms thereof or (y) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the LP Units that they have agreed to purchase from the Partnership. The Investor understands and agrees that, in the event that the Lead Placement Agent determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by the Placement Agreement, then the Lead Placement Agent, may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 13 below.

3.3 Delivery of Funds. In order to effect the settlement of the LP Units purchased by such Investor with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, on the Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the LP Units being purchased by the Investor to the following account designated by the Partnership:

Bank Name:

ABA #

Account Name:

Account Number:

3.4 Delivery of LP Units. In order to effect the settlement of the LP Units purchased by such Investor through the DTC’s DWAC delivery system, no later than 9:00 a.m. Eastern Time, February 14, 2012, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the LP Units being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing American Stock Transfer & Trust Company, LLC, the Partnership’s transfer agent (the “Transfer Agent”), to credit such account or accounts with the LP Units. Such DWAC instruction shall indicate the settlement date for the deposit of the LP Units, which date shall be the Closing Date. At the Closing, the Partnership shall direct the Transfer Agent to credit the Investor’s account or accounts with the LP Units pursuant to the information contained in the DWAC.

4. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by any of the Placement Agents, all covenants, agreements, representations and warranties made by the Partnership and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the LP Units being purchased and the payment therefor.

5. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Partnership, to:

Buckeye Partners, L.P.

One Greenway Plaza

Suite 600

Houston, Texas 77046

Attention: William H. Schmidt, Jr.

Facsimile No.: 610-904-4006

(b)   if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Partnership in writing.

6. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Partnership and the Investor.

7. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

8. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

9. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction. Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereby consent to the jurisdiction of such courts and personal service with respect thereto. All parties hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. All parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon each party and may be enforced in any other courts in the jurisdiction of which a party is or may be subject, by suit upon such judgment.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.

11. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Partnership’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Partnership of an electronic version thereof with the Commission), shall constitute written confirmation of the Partnership’s sale of LP Units to such Investor.

12. Press Release. The Partnership and the Investor agree that, prior to the opening of the New York Stock Exchange in New York City on the business day immediately after the date hereof, the Partnership shall (i) issue a press release announcing the Offering and disclosing all material information disclosed to the Investors regarding the Offering and the Partnership and (ii) file a Current Report on Form 8-K with the Commission disclosing all required information, including the Placement Agreement as an exhibit thereto. From and after the issuance of such press release and the filing of such Current Report on Form 8-K, the Partnership shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Partnership or any person acting on its behalf, including, without limitation, any of the Placement Agents, in connection with the transactions contemplated by this Agreement, the Placement Agreement and any other documents or agreements contemplated hereby or thereby. The Partnership shall not identify the name of any Investor or any affiliate of any investment adviser of such Investor in any press release or public filing, or otherwise publicly disclose the name of any Investor or any affiliate of investment adviser of such Investor, without such Investor’s prior written consent, unless required by law or the rules and regulations of a national securities exchange.

13. Termination. In the event that the Placement Agreement is terminated by the Lead Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

14. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

EXHIBIT A

BUCKEYE PARTNERS, L.P.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your LP Units are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Investor and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the LP Units are maintained):
6. DTC Participant Number:
7. Name of Account at DTC Participant being credited with the LP Units:
8. Account Number at DTC Participant being credited with the LP Units:
9. EIN Number:

A-1